As filed with the Securities and Exchange Commission on December 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	38-3873146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13386 International Pkwy Jacksonville, FL	32218
(Address of Principal Executive Offices)	(Zip Code)

Safariland Group Long-Term Incentive Plan

Cadre Holdings, Inc. 2021 Stock Incentive Plan

Safariland Group Amended and Restated 2021 Phantom Restricted Share Plan

(Full title of the plan)

Attn.: Warren B. Kanders

Cadre Holdings, Inc.

13386 International Pkwy

Jacksonville, FL 32218

(Name and address of agent for service)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

600 Third Avenue

New York, NY 10016

(212) 541-6222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum Aggregate offering price		Amount of registration fee
Common stock, par value $0.0001 per share (“Common Stock”)	11,333,500	(3)	$20.17	(2)	$228,596,695	(2)	$21,190.91	(2)

(1)	This Registration Statement covers 9,650,000 shares of Common Stock, $0.0001 par value per share, of Cadre Holdings, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2021 Stock Incentive Plan (the “2021 Incentive Plan”), 250,000 shares of Common Stock issuable pursuant to the Safariland Group 2021 Long-Term Incentive Plan (the “LTIP”), and 1,433,500 shares of Common Stock issuable pursuant to the Safariland Group Amended and Restated 2021 Phantom Restricted Share Plan (the “Phantom Plan, and together with the 2021 Incentive Plan and the LTIP, collectively, the “Plans”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration. In addition, this Registration Statement registers the resale of shares of Common Stock by certain selling stockholders identified in the Reoffer Prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act with respect to such of those shares being registered for issuance by the Registrant pursuant to this Registration Statement and on which a registration fee is already being paid.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the proposed maximum offering price per share is based upon a price of $20.17 (the average of the high and low prices of the Registrant’s Common Stock as reported on The New York Stock Exchange on December 17, 2021).

(3)	Represents shares of Common Stock of the Registrant authorized for issuance as awards under the Plans.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

Cadre Holdings, Inc., a Delaware corporation (“Cadre”), has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 11,333,500 shares of common stock, $0.0001 par value per share (the “Common Stock”) that were issued or reserved for issuance pursuant to the Safariland Group Long-Term Incentive Plan (the “LTIP”), Cadre’s 2021 Stock Incentive Plan (the “2021 Incentive Plan”), and the Safariland Group Amended and Restated 2021 Phantom Restricted Share Plan (the “Phantom Plan”, and, together with the LTIP and the 2021 Incentive Plan, collectively, the “Plans”).

This Registration Statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8 and in accordance with the requirements of Part I of Form S-3) (the “Reoffer Prospectus”) which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) of Cadre. This Reoffer Prospectus relates to up to 11,333,500 shares of Common Stock that have been or may be issued to certain officers and directors of Cadre pursuant to the Plans. Accordingly, this Reoffer Prospectus is a combined prospectus pursuant to Rule 429(a) of the Securities Act. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8 and will be used for offers of shares of Common Stock of Cadre pursuant to the Plans. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock.

In accordance with the requirements of General Instruction C.2.(b) of Form S-8, because we do not satisfy the registrant requirements for use of Form S-3 at the time of filing the reoffer prospectus included in this Registration Statement, the amount of shares of Common Stock to be offered or resold by means of the reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. Such document(s) are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Company Information and Employee Plan Annual Information.

Cadre will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Cadre Holdings, Inc., 13386 International Pkwy, Jacksonville, FL 32218, Attention: Secretary; Telephone number (904) 741-5400.

Note: The reoffer prospectus referred to in the Explanatory Note follows this page.

REOFFER PROSPECTUS

 CADRE HOLDINGS, INC.

11,333,500 shares of common stock,

par value $0.0001 per share

This Prospectus relates to shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Cadre Holdings, Inc., a Delaware corporation (which may be referred to as the “Company,” “Cadre,” “we,” “our” or “us”), which may be offered and sold from time to time after the expiration of any applicable lock-up agreements by certain stockholders of ours (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to stock options and stock grants issued or issuable under the Safariland Group Long-Term Incentive Plan (the “LTIP”), Cadre’s 2021 Stock Incentive Plan (the “2021 Incentive Plan”) and the Safariland Group Amended and Restated 2021 Phantom Restricted Share Plan (the “Phantom Plan”, and, together within the LTIP and the 2021 Incentive Plan, collectively, the “Plans”). See “Selling Stockholders.”

We will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time after the expiration of any applicable lock-up agreements by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the Shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

Our Common Stock trades on The New York Stock Exchange (“NYSE”) under the symbol “CDRE.” On December 17, 2021, the last reported sale price of our shares on the NYSE was $20.60 per share.

Please refer to “Risk Factors” beginning on page 1 for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2021

You should rely only on the information included in or incorporated by reference into this prospectus or information we have referred to in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus is accurate on the date of this prospectus and may become obsolete later. Neither the delivery of this prospectus, nor any sale made under this prospectus will, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus. References to “the Company,” “Cadre,” “we” or “us” refer to Cadre Holdings, Inc.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you invest in our Common Stock, you should carefully consider the following risks, together with all of the other information contained in this prospectus, including our financial statements and related notes. Any of the following risks could have a material adverse effect on our business, operating results, and financial condition and could cause the trading price of our Common Stock to decline, which would cause you to lose all or part of your investment.

Risks Related to Our Industry

The products we sell are inherently risky and could give rise to product liability, product warranty claims, and other loss contingencies.

The products that we manufacture are typically used in applications and situations that involve high levels of risk of personal injury. Failure to use our products for their intended purposes, failure to use or care for them properly, or their malfunction, or, in some limited circumstances, even correct use of our products, could result in serious bodily injury or death. Given this potential risk of injury, proper maintenance of our products is critical. Our products include: body armor and plates designed to protect against ballistic and sharp instrument penetration; explosive ordnance disposal products; police duty gear; and crowd control products.

Claims have been made, and are pending against certain of our subsidiaries, involving permanent physical injury and death allegedly caused by our products or arising from the design, manufacture or sale of such goods. If these claims are decided against us and we are found to be liable, we may be required to pay substantial damages and our insurance costs may increase significantly as a result, which could have a material adverse effect on our business, financial condition and results of operations. Also, a significant or extended lawsuit, such as a class action, could divert significant amounts of management’s time and attention.

We cannot assure you that our insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations. In addition, the inability to obtain product liability coverage would prohibit us from bidding for orders from certain governmental customers because, at present, many bids from governmental entities require such coverage, and any such inability would have a material adverse effect on our business, financial condition, results of operations and liquidity.

Furthermore, while our products are rigorously tested for quality, our products nevertheless do, and may continue to, fail to meet customer expectations from time-to-time. Also, not all defects are immediately detectible. Failures could result from faulty design or problems in manufacturing. In either case, we could incur significant costs to repair and/or replace defective products under warranty. We have experienced such failures in the past, and remain exposed to such failures. In some cases, product redesigns and/or rework may be required to correct a defect, and such occurrences could adversely impact future business with affected customers. Our business, financial condition, results of operations and liquidity could be materially and adversely affected by any unexpected significant warranty costs.

We are subject to extensive government regulations, and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties.

We are subject to federal licensing requirements with respect to the export of certain of our products. In addition, we are obligated to comply with a variety of federal, state and local regulations, both domestically and abroad, governing certain aspects of our sales, operations and workplace, including regulations promulgated by, among others, the U.S. Departments of Commerce, Defense, Justice, Treasury, State and Transportation, the Federal Aviation Administration, the U.S. Environmental Protection Agency, the U.S. Bureau of Alcohol, Tobacco and Firearms, and the Equal Employment Opportunity Commission. The U.S. Bureau of Alcohol, Tobacco and Firearms also regulates our manufacturing and distribution of certain destructive devices, firearms, and explosives. We also ship hazardous goods, and in doing so, must comply with the regulations of the U.S. Department of Transportation for packaging and labeling. We are also required to comply with Controlled Goods Directorate Registration regime in Canada for explosive ordnance disposal products. Additionally, the failure to obtain applicable governmental approval and clearances could materially adversely affect our ability to continue to service the government contracts we maintain. Exports of some of our products to certain international destinations may require export authorization from U.S. export control authorities, including the U.S. Departments of Commerce and State, and authorizations may be conditioned on re-export restrictions. Failure to receive these authorizations may materially adversely affect our revenues and in turn our business, financial condition, results of operations and liquidity from international sales. Furthermore, we have material contracts with governmental entities and are subject to rules, regulations and approvals applicable to government contractors. We are also subject to routine audits to assure our compliance with these requirements.

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While we continually work to enhance our international trade compliance programs, we cannot assure you that we are or will be in full compliance at all times with applicable laws and regulations governing the export and deemed export of defense articles, defense services, and dual-use products and services that are controlled by U.S. and/or foreign governments. In those instances where we have identified non-compliances with applicable laws or regulations, we have taken affirmative steps to correct or mitigate such identified failures and to self-report them to the cognizant U.S. or foreign government agencies. We also import significant volumes of foreign-made components and materials for use in our manufacturing processes, which may be subject to import duties and other regulations. Violations of international trade (export/ import) controls in the U.S. and elsewhere may result in severe criminal and/or civil penalties, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Like other companies operating internationally, we are subject to the U.S. Foreign Corrupt Practices Act and other laws that prohibit improper payments to foreign governments and their officials by U.S. and other business entities. We operate in countries known to experience endemic corruption. Our extensive operations in such countries create risk of an unauthorized payment by one of our employees or agents, which would be in violation of various laws including the Foreign Corrupt Practices Act. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We have significant international operations and assets and, therefore, are subject to additional financial and regulatory risks.

We sell our products in foreign countries and seek to increase our level of international business activity. Our overseas operations are subject to various risks, including: U.S.-imposed embargoes and/or sanctions of sales to specific countries (which could prohibit sales of our products there); foreign import controls (which may be arbitrarily imposed and enforced and which could interrupt our supplies or prohibit customers from purchasing our products); exchange rate fluctuations; dividend remittance restrictions; expropriation of assets; war, civil uprisings and riots; government instability; the necessity of obtaining government approvals for both new and continuing operations; and legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied.

One component of our strategy is to expand our operations into selected international markets. Military procurement, for example, has traditionally had a large international base. We actively market our products in Europe, North and South America, the Middle East, Africa, and Asia. However, we may be unable to execute our business model in these markets or new markets. Further, foreign providers of competing products and services may have a substantial advantage over us in attracting consumers and businesses in their countries due to earlier established businesses in those countries, greater knowledge with respect to the cultural differences of consumers and businesses residing in those countries and/or their focus on a single market. In pursuing our international expansion strategy, we face several additional risks, including:

•	foreign laws and regulations, which may vary country by country, that may impact how we conduct our business;

•	uncertain costs of doing business in foreign countries, including different employment laws;

•	potential adverse tax consequences if taxing authorities in different jurisdictions worldwide disagree with our interpretation of various tax laws or our determinations as to the income and expenses attributable to specific jurisdictions, which could result in our paying additional taxes, interest and penalties;

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•	technological differences that vary by marketplace, which we may not be able to support;

•	longer payment cycles and foreign currency fluctuations;

•	economic downturns; and

•	uncertainty of sustained revenue growth outside of the United States.

We may also be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. In addition, a percentage of the payments to us in our international markets are often in local currencies. Although most of these currencies are presently convertible into U.S. dollars, we cannot be sure that convertibility will continue. Even if currencies are convertible, the rate at which they convert is subject to substantial fluctuation. Our ability to transfer currencies into or out of local currencies may be restricted or limited. Any of these events could result in a loss of business or other unexpected costs, which could reduce revenue or profits and have a material adverse effect on our business, financial condition, results of operations and liquidity.

We routinely operate in areas where local government policies regarding foreign entities and the local tax and legal regimes are often uncertain, poorly administered and in a state of flux. We cannot, therefore, be certain that we are in compliance with, or will be protected by, all relevant local laws and taxes at any given point in time. A subsequent determination that we failed to comply with relevant local laws and taxes could have a material adverse effect on our business, financial condition, results of operations and liquidity. One or more of these factors could adversely affect our future international operations and, consequently, could have a material adverse effect on our business, financial condition, results of operation and liquidity.

Risks Related to Our Business

Many of our customers have fluctuating budgets, which may cause substantial fluctuations in our results of operations.

Customers for our products include domestic and international first responders such as state and local law enforcement, fire and rescue, explosive ordnance disposal technicians, emergency medical technicians, fishing and wildlife enforcement and departments of corrections, as well as federal agencies and numerous foreign government agencies. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many domestic and foreign government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. In addition, first responder budgets have been the subject of increased discussions as a result of controversies relating to police reform. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending. A reduction of funding for state, local, municipal as well as federal and foreign governmental agencies could have a material adverse effect on sales of our products and our business, financial condition, results of operations and liquidity.

Our markets are highly competitive, and if we are unable to compete effectively, we will be adversely affected.

The markets in which we operate include a large number of competitors ranging from small businesses to multinational corporations and are highly competitive. Competitors who are larger, better financed and better known than we are may compete more effectively than we can. In order to stay competitive in our industry, we must keep pace with changing technologies and customer preferences. If we are unable to differentiate our services from those of our competitors, our revenues may decline. In addition, our competitors have established relationships among themselves or with third parties to increase their ability to address customer needs. As a result, new competitors or alliances amongst competitors may emerge and compete more effectively than we can. There is also a significant industry trend towards consolidation, which may result in the emergence of companies which are better able to compete against us. Any such development could have a material adverse effect on our business, financial condition, results of operations and liquidity.

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There are limited sources for some of our raw materials and components, which may significantly curtail our manufacturing operations.

The raw materials and components that we use to manufacture our products, include SpectraShield®, a patented product of Honeywell, Inc.; Kevlar®, a patented product of E.I. du Pont de Nemours Co., Inc.; Dyneema®, a patented product of Koninklijke DSM N.V.; and Twaron®, a patented product of Teijin Limited, amongst others, which we use in manufacturing ballistic resistant garments. We purchase the materials and components that we use in manufacturing ballistic resistant garments directly from these suppliers and also through five independent weaving companies. The supply of the materials and components that we use to manufacture our products may be constrained by a number of factors, including a supplier’s need to prioritize the manufacture of rated orders issued under the Defense Production Act of 1950 (the “DPA”). We cannot predict when the United States government will invoke the DPA, and in the past we have faced shortages from our sources of materials and components when the DPA has been invoked, including shortages in the raw materials and components that we use in manufacturing ballistic resistant garments.

Should these materials or components become unavailable for any reason, we would not necessarily be able to replace them with materials or components of like weight and strength, as our ballistic resistant garments must be manufactured to specific standards using specific materials and components that are not necessarily interchangeable based on metrics such as weight and strength. When we have faced shortages in the past, we have been able to ameliorate the issue by obtaining substitutable alternative materials and components from other commercially available sources. However, the use of alternative materials and components in our ballistic resistant garments requires research and development, recertification as well as customer acceptance of the new products utilizing these alternative materials and components, and there is no guarantee that any such recertification or acceptance will be obtained by us. Thus, if our supply of any of these materials or components were materially reduced or cut off or if there were a material increase in the prices of these materials or components, our manufacturing operations could be adversely affected and our costs increased, and our business, financial condition, results of operations and liquidity could be materially adversely affected.

Our resources may be insufficient to manage demand.

As we expand our operations, any growth may place significant demands on our management, administrative, operating and financial resources. The growth of our customer base, the types of services and products offered and the geographic markets we serve place a significant strain on our resources. In addition, we cannot easily identify and hire personnel qualified both in the provision and marketing of our products and systems. Our future performance and profitability will depend in large part on our ability to attract and retain additional management and other key personnel; our ability to implement successful enhancements to our management, accounting and information technology systems; and our ability to adapt those systems, as necessary, to respond to any growth in our business.

We are dependent on industry relationships.

A number of our products are components in our customers’ final products. Accordingly, to gain market acceptance, we must demonstrate that our products will provide advantages to the manufacturers of final products, including increasing the safety of their products, providing such manufacturers with competitive advantages or assisting such manufacturers in complying with existing or new government regulations affecting their products. There can be no assurance that our products will be able to achieve any of these advantages for the products of our customers. Furthermore, even if we are able to demonstrate such advantages, there can be no assurance that such manufacturers will elect to incorporate our products into their final products, or if they do, that our products will be able to meet such customers’ manufacturing requirements. Additionally, there can be no assurance that our relationships with our manufacturer customers will ultimately lead to volume orders for our products. The failure of manufacturers to incorporate our products into their final products could have a material adverse effect on our business, financial condition, results of operations and liquidity.

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We may be unable to protect our proprietary technology.

We depend upon a variety of methods and techniques that we regard as proprietary trade secrets. We also depend upon a variety of trademarks, service marks and designs to promote brand name development and recognition. We rely on a combination of trade secret, copyright, patent, trademark, unfair competition and other intellectual property laws as well as contractual agreements to protect our rights to such intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, such measures may not provide adequate protection. It is possible that our competitors may access our intellectual property and proprietary information and use it to their advantage. In addition, there can be no assurance that courts will always uphold our intellectual property rights, or enforce the contractual arrangements that we have entered into to protect our proprietary technology. Any unenforceability or misappropriation of our intellectual property could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Furthermore, we cannot assure you that any pending patent application or trademark application made by us will result in an issued patent or registered trademark, or that, if a patent is issued, it will provide meaningful protection against competitors or competitor technologies. In addition, if we bring or become subject to litigation to defend against claimed infringement of our rights or of the rights of others or to determine the scope and validity of our intellectual property rights, such litigation could result in substantial costs and diversion of our resources, which could have a material adverse effect on our business, financial condition, results of operations and liquidity. Unfavorable results in such litigation could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties on unfavorable terms, or prevent us from manufacturing or selling our products, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Technological advances, the introduction of new products, and new design and manufacturing techniques could adversely affect our operations unless we are able to adapt to the resulting change in conditions.

Our future success and competitive position depend to a significant extent upon our proprietary technology. We must make significant investments to continue to develop and refine our technologies. We will be required to expend substantial funds for and commit significant resources to research and development activities, the engagement of additional engineering and other technical personnel, the purchase of advanced design, production and test equipment, and the enhancement of design and manufacturing processes and techniques. Our future operating results will depend to a significant extent on our ability to continue to provide design and manufacturing services for new products that compare favorably on the basis of time to introduction, cost and performance with the design and manufacturing capabilities. The success of new design and manufacturing services depends on various factors, including utilization of advances in technology, innovative development of new solutions for customer products, efficient and cost-effective services, timely completion and delivery of new product solutions and market acceptance of customers’ end products. Because of the complexity of our products, we may experience delays from time to time in completing the design and manufacture of new product solutions. In addition, there can be no assurance that any new product solutions will receive or maintain customer or market acceptance. If we are unable to design and manufacture solutions for new products of our customers on a timely and cost-effective basis, such inability could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may be adversely affected by applicable environmental, health and safety laws and regulations.

We are subject to federal, state, local and foreign laws and regulations governing environment, health and safety (“EHS”) matters, including those regulating discharges to the air and water, the management of wastes, the control of noise and odors, and the maintenance of a safe and healthy operating environment for our employees. We cannot assure you that we are at all times in complete compliance with all such requirements. Like all companies in our industry, we are subject to potentially significant fines or penalties if we fail to comply with various EHS requirements. Such requirements are complex, change frequently, and could become more stringent in the future. Accordingly, we cannot assure you whether these requirements will change in a manner requiring material capital or operating expenditures or will otherwise have a material adverse effect on us in the future. In addition, we are also subject to environmental laws requiring the investigation and clean-up of environmental contamination. We may be subject to liability, including liability for clean-up costs, if contamination is discovered at one of our current or former facilities, in some circumstances even if such contamination was caused by a third party such as a prior owner. We also may be subject to liability if contamination is discovered at a landfill or other location where we have disposed of wastes, notwithstanding that historic disposal practices may have been in accordance with all applicable requirements. We use Orthochlorabenzalmalononitrile and Chloroacetophenone chemical agents in connection with our production of our crowd control products, and these chemicals are hazardous and could cause environmental damage if not handled and disposed of properly. Moreover, private parties may bring claims against us based on alleged adverse health impacts or property damage caused by our operations. The amount of liability for cleaning up contamination or defending against private party claims could be material and have a material adverse effect on our business, financial condition, results of operations and liquidity.

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We may lose money or generate less than expected profits on our fixed-price contracts.

Our direct government contracts are primarily fixed-price for a specified term. Under these contracts, we agree to perform a specific scope of work or deliver a certain quantity of end items for a fixed price. Typically, we assume more risk with fixed-price contracts since we are subject to rising labor costs and commodity price risk. Fixed-price contracts require us to price our contracts by forecasting our expenditures. When making proposals for fixed-price contracts, we rely on our estimates of costs and timing for completing these projects. These estimates reflect management’s judgments regarding our capability to complete projects efficiently and timely. Our production costs may, however, exceed forecasts due to unanticipated delays or increased cost of materials, components, labor, capital equipment or other factors. Therefore, we may incur losses on fixed price contracts that we had expected to be profitable, or such contracts may be less profitable than expected, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

As it relates to our Products segment, fixed-price contracts represented less than 12% of annual net sales in 2020. For our Distribution segment, we estimate that fixed-price contracts represented approximately 55% of annual net sales in 2020.

Our business is subject to various laws and regulations favoring the U.S. government’s contractual position, and our failure to comply with such laws and regulations could harm our operating results and prospects.

As a direct and indirect contractor to the U.S. government, which represented approximately 16% of our business in 2020, we must comply with laws and regulations relating to the formation, administration and performance of federal government contracts, which effect how we do business with our clients and may impose added costs on our business. These rules generally favor the U.S. government’s contractual position. For example, these regulations and laws include provisions that subject contracts we have been awarded to:

•	protest or challenge by unsuccessful bidders; and

•	unilateral termination, reduction or modification by the government.

The accuracy and appropriateness of certain costs and expenses used to substantiate our direct and indirect costs for the U.S. government under both cost-plus and fixed-price contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an arm of the U.S. Department of Defense.

Responding to governmental audits, inquiries or investigations may involve significant expense and divert management’s attention. Our failure to comply with these or other laws and regulations could result in contract termination, suspension or debarment from contracting with the federal government, civil fines and damages and criminal prosecution and penalties, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our Chief Executive Officer has divided responsibilities and is not required to devote any specified amount of time to our business.

Our Chief Executive Officer, Warren B. Kanders, is also the Executive Chairman of Clarus Corporation, which is in the business of designing, manufacturing, and marketing equipment for outdoor recreation activities. Our employment agreement with Mr. Kanders requires that he devote his time, attention, energy, knowledge, best professional efforts and skills to the duties assigned to him by us, but he is permitted to pursue other professional endeavors and investments that do not violate the terms of his employment agreement, including provisions relative to non-competition. Mr. Kanders’ employment agreement does not require him to devote any specific amount of time to the Company. Accordingly, it is possible that Mr. Kanders will fail to devote the necessary time to our Company which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

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We may be subject to disruptions, failures or cyber-attacks in our information technology systems and network infrastructures that could have a material adverse effect on us.

We maintain and rely extensively on information technology systems and network infrastructures for the effective operation of our business. Techniques used to gain unauthorized access to private networks are constantly evolving, and we may be unable to anticipate or prevent unauthorized access to data pertaining to our customers, including credit card and debit card information and other personally identifiable information. Like all Internet services, our direct-to-consumer service, which is supported by our own systems and those of third-party vendors, is vulnerable to computer viruses, Internet worms, break-ins, phishing attacks, attempts to overload servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our and third-party vendor computer systems, any of which could lead to system interruptions, delays or shutdowns, causing loss of critical data or the unauthorized access to personally identifiable information. If an actual or perceived breach of our systems or a vendor’s systems security occurs, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract customers, which could have a material adverse effect on our business. We also would be required to expend significant resources to mitigate the breach of security and to address related matters.

Further, a disruption, infiltration or failure of our information technology systems or any of our data centers including the systems and data centers of our third-party vendors as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security and loss of critical data, which in turn could materially adversely affect our business. In addition, our ability to integrate, expand, and update our information technology infrastructure is important for our contemplated growth, and any failure to do so could have an adverse effect on our business.

We cannot fully control the actions of third parties who may have access to the customer data we collect and the customer data collected by our third party vendors. We may be unable to monitor or control such third parties and the third parties having access to our other websites in their compliance with the terms of our privacy policies, terms of use, and other applicable contracts, and we may be unable to prevent unauthorized access to, or use or disclosure of, customer information. Any such misuse could hinder or prevent our efforts with respect to growth opportunities and could expose us to liability or otherwise adversely affect our business. In addition, these third parties may become the victim of security breaches or have practices that may result in a breach, and we could be responsible for those third-party acts or failures to act.

Any failure, or perceived failure, by us or the prior owners of acquired businesses to maintain the security of data relating to our customers and employees, to comply with our posted privacy policies, our predecessors’ posted policies, laws and regulations, rules of self-regulatory organizations, or industry standards and contractual provisions to which we or they may be bound, could result in the loss of confidence in us, or result in actions against us by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause us to lose customers, revenue and employees.

Misuse of our products may adversely affect the Company’s reputation.

The target end users of the products that we sell, which include firearms, ammunition and body armor, are licensed professionals that include state and local law enforcement, federal agencies, foreign police, military agencies as well as private security firms. However, if any misuse of our products were to occur, the Company’s reputation could be harmed. The occurrence of any misuse of our products could seriously damage our reputation and the image of our brands or cause our customers to consider alternatives to the Company’s products, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

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Adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception, could negatively impact our business.

Negative claims or publicity involving us, our board of directors, our brands, our products, services and experiences, consumer data, or any of our key employees, or suppliers could seriously damage our reputation and the image of our brands, regardless of whether such claims are accurate.

Social media, which accelerates and potentially amplifies the scope of negative publicity, can increase the challenges of responding to negative claims. Negative attention or scrutiny on the various products sold by our brands can also possibly result in negative publicity. For example, heightened governmental scrutiny of the safety of crowd control products has resulted in requests by two subcommittees of the U.S. House Committee on Oversight and Reform for information from major U.S. manufacturers, including us, relating to the production, sale, safety, and regulation of crowd control products. Congressional scrutiny and other similar inquiries by governmental bodies may damage our reputation and may also result in potential legislation designed to regulate the various products sold by our brands. See “Business — Government Regulation” and “Business — Legal Proceedings” in the Prospectus filed on November 3, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 33257849).

Adverse publicity could also damage our reputation and the image of our brands, undermine consumer confidence in us and reduce long-term demand for our products, even if such adverse publicity is unfounded or not material to our operations. If the reputation, culture or image of any of our brands is tarnished or receives negative publicity, then our business, financial condition, results of operations and liquidity could be materially adversely affected.

The terms of our outstanding long-term debt and any requirements to incur further indebtedness or refinance our outstanding indebtedness in the future could have a material adverse effect on our business and results of operations.

Our significant payment obligations under the terms of our long-term debt, $225.9 million of which was outstanding as of September 30, 2021, together with any additional indebtedness we may incur in the future (including under the New Credit Agreement), could adversely affect our business, financial condition, results of operations and prospects. For example, our indebtedness or any additional financing may:

Our significant payment obligations under the terms of our long-term debt, $225.9 million of which was outstanding as of September 30, 2021, together with any additional indebtedness we may incur in the future (including under that certain First Amendment to Credit Agreement entered into between Safariland, LLC (the “Borrower”), as borrower, the Company, and certain domestic subsidiaries of the Borrower, as guarantors, with PNC Bank, National Association, as administrative agent, and the several lenders from time to time party thereto together with PNC (the “New Credit Agreement”)), could adversely affect our business, financial condition, results of operations and prospects. For example, our indebtedness or any additional financing may:

•	make it more difficult for us to pay or refinance debts as they become due;

•	require us to use a larger portion of cash flow for debt service, reducing funds available for other purposes;

•	limit our ability to pursue business opportunities, such as potential acquisitions, and to react to changes in market or industry conditions;

•	reduce the funds available for other purposes, such as implementing our strategy, funding capital expenditures and making distributions to stockholders;

•	increase our vulnerability to adverse economic, industry or competitive developments;

•	affect our ability to obtain additional financing;

•	decrease our profitability or cash flow, or require us to dispose of significant assets in order to satisfy debts and other obligations if we are not able to satisfy these obligations using cash from operations or other sources; and

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•	disadvantage us compared to competitors.

Any of the foregoing, alone or in combination, could have a material adverse effect on our business, financial condition, results of operations and prospects. A breach of, or the inability to comply with, the covenants in our term loan facility and revolving credit agreement could result in an event of default, in which case the lenders will have the right to declare all borrowings to be immediately due and payable, which would have a material adverse effect on our business, financial condition, results of operations and prospects and could lead to foreclosure on our assets

In the future, we may need to refinance our indebtedness. However, additional financing may not be available on favorable commercial terms to us, or at all. If, at such time, market conditions are materially different or our credit profile has deteriorated, the cost of refinancing such debt may be significantly higher than our indebtedness existing at that time. Furthermore, we may not be able to procure refinancing at all. Any failure to meet any future debt service obligations through use of cash flow, refinancing or otherwise, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to our Acquisition Strategy

A number of other companies are seeking to make acquisitions in our industry, which may make our acquisition strategy more difficult or expensive to pursue.

We compete with many other companies, and certain of them have greater financial resources than we do for pursuing and consummating acquisitions and to further develop and integrate acquired businesses. Our strategy of growing through the acquisition of businesses and assets relies on our ability to consummate acquisitions to develop and offer new products that foster the growth of our core business, and to establish ourselves in other geographic regions and related businesses in which we do not currently operate. Increased competition for acquisition opportunities may impede our ability to acquire these companies because they choose another acquirer. It could also increase the price that we must pay for these companies. Either of these outcomes could reduce our growth, harm our business and adversely impact our ability to consummate acquisitions.

We may be unsuccessful in identifying suitable acquisition candidates, which may negatively impact our competitive position and our growth strategy.

In addition to organic growth, our future growth will be driven by our selective acquisition of additional businesses, our competitors and complementary businesses. Our growth through acquisitions, to date, has consisted of 12 acquisitions and two divestitures and we are in discussions to acquire additional businesses including our planned acquisitions. We may be unable to identify other suitable targets for future acquisition or acquire businesses at favorable prices, which would negatively impact our growth strategy. We may not be able to execute our growth strategy through organic expansion, and if we are unable to identify and successfully acquire new businesses complementary to ours, we may not be able to offer new products in line with industry trends.

The due diligence process that we undertake in connection with acquisitions may not reveal all facts that may be relevant in connection with an investment.

Before making acquisitions and other investments, we conduct due diligence of the target company that we deem reasonable and appropriate based on the facts and circumstances applicable to each acquisition. The objective of the due diligence process is to assess the investment opportunities based on the facts and circumstances surrounding an investment or acquisition. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues.

The due diligence process may at times be subjective with respect to newly-organized companies for which only limited information is available. Accordingly, we cannot be certain that the due diligence investigation that we conduct with respect to any investment or acquisition opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. For example, instances of fraud, accounting irregularities and other deceptive practices can be difficult to detect. Executive officers, directors and employees may be named as defendants in litigation involving a company we are acquiring or have acquired. Even if we conduct extensive due diligence on a particular investment or acquisition, we may fail to uncover all material issues relating to such investment, including regarding the controls and procedures of a particular target or the full scope of its contractual arrangements. We rely on our due diligence to identify potential liabilities in the businesses we acquire, including such things as potential or actual lawsuits, contractual obligations or liabilities imposed by government regulation. However, our due diligence process may not uncover these liabilities, and where we identify a potential liability, we may incorrectly believe that we can consummate the acquisition without subjecting ourselves to that liability. If our due diligence fails to identify issues specific to an investment or acquisition, we may obtain a lower return from that transaction than the investment would return or otherwise subject ourselves to unexpected liabilities. We may also be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our shares of Common Stock.

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We may face difficulty in integrating the operations of the businesses we have acquired and may acquire in the future.

Acquisitions have been and will continue to be an important component of our growth strategy; however, we will need to integrate these acquired businesses successfully in order for our growth strategy to succeed and for our Company to become profitable. We will implement, and the management teams of the acquired businesses will adopt, our policies, procedures and best practices. We may face difficulty with the integration of the businesses we acquire, such as coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.

Furthermore, we may fail in implementing our policies and procedures, or the policies and procedures may not be effective or provide the results we anticipate for a particular business. Further, we will be relying on these policies and procedures in preparing our financial and other reports as a public company, so any failure of acquired businesses to properly adopt these policies and procedures could impair our public reporting. Management of the businesses we acquire may not have the operational or business expertise that we require to successfully implement our policies, procedures and best practices.

We typically retain the management of the businesses we acquire and rely on them to continue running their businesses, which leaves us vulnerable in the event they leave our Company.

We seek to acquire businesses that have strong management teams that will continue to run the business after the acquisition. We often rely on these individuals to conduct the day-to-day operations, and pursue the growth, of these acquired businesses. Although we typically seek to sign employment agreements with the managers of acquired businesses, it remains possible that these individuals will leave our organization. This would harm the prospects of the businesses they manage, potentially causing us to lose money on our investment and harming our growth and financial results.

Risks Related to Ownership of our Common Stock

Our executive officers, directors and principal stockholders, if they choose to act together, will continue to have the ability to control all matters submitted to stockholders for approval.

Our executive officers, directors and stockholders who own more than 5% of our outstanding Common Stock and their respective affiliates held, in the aggregate, shares representing approximately 46.80% of our outstanding voting stock as of December 17, 2021. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership control may:

•	delay, defer or prevent a change in control;

•	entrench our management and the board of directors; or

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•	impede a merger, consolidation, takeover or other business combination involving us that other stockholders may desire.

An active trading market for our common stock may not develop.

Prior to our initial public offering, there has been no public market for our common stock. Although our common stock is listed on NYSE, an active trading market for our shares may never develop or be sustained following our initial public offering. If an active market for our common stock does not develop, it may be difficult for you to sell shares without depressing the market price for the shares or at all.

Our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors.

The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our results of operations;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates or ratings by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments;

•	changes in operating performance and stock market valuations of other technology or retail companies generally, or those in our industry in particular;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	changes in our board of directors or management;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	the expiration of contractual lock-up agreements;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock;

•	general economic conditions in the United States and abroad;

•	other events or factors, including those resulting from war, pandemics, incidents of terrorism or responses to these events; and

•	the other factors described in the sections of the prospectus titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

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In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies, including e-commerce companies. Stock prices of many technology companies, including e-commerce companies, have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and materially adversely affect our business, financial condition and operating results.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

All of our executive officers, directors, holders of substantially all of our outstanding capital stock and substantially all of our stock options and restricted stock units are subject to lock-up agreements that restrict their ability to transfer shares of our capital stock for 180 days from November 3, 2021, the date of our initial public offering of Common Stock. Subject to certain exceptions, the lock-up agreements limit the number of shares of capital stock that may be sold immediately following this initial public offering. Subject to certain limitations, as of May 2, 2022, approximately 27,392,350 shares of Common Stock will become eligible for sale upon expiration of the 180-day lock-up period. The representatives of the underwriters may, in their sole discretion, permit our stockholders who are subject to these lock-up agreements to sell shares prior to the expiration of the lock-up agreements.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act (the “JOBS Act), and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

•	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We could be an emerging growth company until December 31, 2026. Our status as an emerging growth company will end as soon as any of the following takes place:

•	the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;

•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering, which is December 31, 2026.

We cannot predict if investors will find our Common Stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our Common Stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our Common Stock and the market price of our Common Stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes- Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could materially adversely affect our business and results of operations. We will need to hire additional employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be materially adversely affected.

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We also expect that being a public company will continue to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition have become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be materially adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially adversely affect our business, financial condition and operating results.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Common Stock, which may also have the consequence of depressing the market price of our Common Stock.

Our status as a Delaware corporation and the anti-takeover provisions of Delaware law may discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make the acquisition of our company more difficult, including the following:

•	permitting the board of directors, and not stockholders, to establish the number of directors and fill any vacancies and newly created directorships;

•	authorizing the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;

•	restricting the forum for certain litigation against us to Delaware;

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

•	preventing stockholders from taking any action except at a formal meeting of stockholders;

•	requiring certain amendments to our amended and restated certificate of incorporation to be approved by the holders of at least 66 2/3% of our then-outstanding Common Stock; and/or

•	requiring that any special meeting of our stockholders will only be able to be called by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer, or our President.

These provisions, alone or together, may (a) frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to select or replace members of our board of directors, which is responsible for appointing the members of our management: (b) discourage, delay, or prevent a transaction involving a change in control of our Company, and/or (c) discourage proxy contests, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the market price of our Common Stock.

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Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or other state courts of the State of Delaware if the Court of Chancery in the State of Delaware does not have jurisdiction or the federal district court for the District of Delaware if no state court in the State of Delaware has jurisdiction) is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law. Our amended and restated bylaws provide that this choice of forum does not apply to any complaint asserting a cause of action under the Securities Act or the Exchange Act. Finally, our amended and restated bylaws provide that the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders cannot waive our compliance with federal securities laws and the rules and regulations thereunder.

Our amended and restated bylaws provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Our payment of future quarterly dividends on our common stock is subject to the discretion and approval of our Board of Directors.

On November 11, 2021, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend program of $0.08 per share of the Company’s common stock or $0.32 per share on an annualized basis (the “Quarterly Cash Dividend”). While we intend to pay regular Quarterly Cash Dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared at the discretion and approval of our board of directors and will depend upon, among other things, our results of operations, capital requirements, general business conditions, contractual restrictions under our New Credit Agreement on the payment of dividends, legal and regulatory restrictions on the payment of dividends, and other factors our board of directors deems relevant. Therefore, you should not purchase our common stock if you need immediate or future income by way of dividends from your investment. In addition, upon an event of default under our New Credit Agreement, we are prohibited from declaring or paying any dividends on our common stock or generally making other distributions to our stockholders.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Our amended and restated certificate of incorporation authorizes the issuance of shares of blank check preferred stock.

Our amended and restated certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our Common Stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

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We may issue a substantial amount of our Common Stock in connection with future acquisitions, and the sale of those shares could adversely affect our stock price.

As part of our acquisition strategy, we anticipate issuing additional shares of Common Stock as consideration for such acquisitions. To the extent that we are able to grow through acquisitions and issue shares of our Common Stock as consideration, the number of outstanding shares of Common Stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our Common Stock in connection with these acquisitions may be more likely to sell large quantities of their Common Stock, which may influence the price of our Common Stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our Common Stock and result in a lower price than would otherwise be obtained.

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FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and any accompanying prospectus supplement and in documents incorporated herein by reference. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the availability of capital to satisfy our working capital requirements;

•	anticipated trends and challenges in our business and the markets in which we operate;

•	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

•	our expectations regarding market acceptance of our products;

•	the success of competing products by others that are or become available in the market in which we sell our products;

•	the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception;

•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

•	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

•	our ability to retain and attract senior management and other key employees;

•	our ability to quickly and effectively respond to new technological developments;

•	the effect of the COVID-19 pandemic on the Company’s business;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes;

•	our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems;

•	our ability to protect our trade secrets or other proprietary rights and operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company;

•	the Company’s ability to maintain a quarterly dividend;

•	the increased expenses associated with being a public company; and

•	other risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 1 of this prospectus, which is incorporated herein by reference.

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These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. More information on potential factors that could affect our financial results is included from time to time in our public reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than any portion of any such filing that is furnished under the applicable commission rules, which documents contain important information about us and our Common Stock:

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Commission on December 2, 2022;

•	Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 1, 2021 (File No. 333-257849);

•	The Company’s Prospectus filed with the Commission on November 3, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-257849); and

•	The description of the Company’s Common Stock contained in a registration statement on Form 8-A filed with the Commission on October 29, 2021 (File No. 001-40698) under the Exchange Act, including any amendment or report for the purpose of updating such description.

All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus are incorporated by reference in this prospectus, other than any portion of any such filing that is furnished under the applicable commission rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at Cadre Holdings, Inc., 13386 International Pkwy, Jacksonville, FL 32218, Attention: Secretary; Telephone number (904) 741-5400.

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THE COMPANY

We are a global leader in the manufacturing and distribution of safety and survivability equipment for first responders. Our equipment provides critical protection to allow its users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. Through our dedication to superior quality, we establish a direct covenant with end users that our products will perform and keep them safe when they are most needed. We sell a wide range of products including body armor, explosive ordnance disposal equipment and duty gear through both direct and indirect channels. In addition, through our owned distribution, we serve as a one-stop shop for first responders providing equipment we manufacture as well as third-party products including uniforms, optics, boots, firearms and ammunition. The majority of our diversified product offering is governed by rigorous safety standards and regulations. Demand for our products is driven by technological advancement as well as recurring modernization and replacement cycles for the equipment to maintain its efficiency, effective performance and regulatory compliance.

We service the ever-changing needs of our end users by investing in research and development for new product innovation and technical advancements that continually raise the standards for safety and survivability equipment in the first responder market. Our target end user base includes domestic and international first responders such as state and local law enforcement, fire and rescue, explosive ordnance disposal technicians, emergency medical technicians, fishing and wildlife enforcement and departments of corrections, as well as federal agencies including the U.S. Department of State, U.S. Department of Defense, U.S. Department of Interior, U.S. Department of Justice, U.S. Department of Homeland Security, U.S. Department of Corrections and numerous foreign government agencies in over 104 countries.

USE OF PROCEEDS

We will not realize any proceeds from the sale of the Common Stock which may be sold pursuant to this prospectus for the respective accounts of the Selling Stockholders. We, however, will derive proceeds upon the exercise of the options granted to Selling Stockholders other than in the case of exercises made on a cashless or net exercise basis with us. All such proceeds will be available to us for working capital and general corporate purposes. No assurances can be given however, as to when or if any or all of the options will be exercised.

SELLING STOCKHOLDERS

This prospectus relates to shares of Common Stock that are being registered for reoffers and resales by the Selling Stockholders named below who have acquired or may acquire shares of Common Stock pursuant to the Plans (“Shares”). Selling Stockholders also include certain unnamed non-affiliates of the Company, each of whom holds less than the lesser of 1,000 shares or one percent (1%) of the shares issuable under the Plans, and who may make reoffers and resales of Shares up to such amount under this prospectus. The Selling Stockholders, subject to the expiration or waiver of any applicable lock-up agreements, may resell any or all of the Shares at any time they choose while this prospectus is effective.

Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire Common Stock under the Plans may be added to the Selling Stockholder list below by a prospectus supplement filed with the Commission. The number of Shares to be sold by any Selling Stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Non-affiliates who purchased restricted securities, as these terms are defined in Rule 144(a) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their Common Stock if they hold 1,000 shares or less. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

Each of the Selling Stockholders is an employee and/or director of the Company or one of our subsidiaries. The following table sets forth:

•	the name and principal position(s), office or other material relationship with the Company and our predecessors or affiliates, over the last three years of each Selling Stockholder;

•	the number of shares of Common Stock each Selling Stockholder beneficially owned as of December 17, 2021;

•	the number of shares of Common Stock acquired by each Selling Stockholder in connection with stock options and stock grants pursuant to the Plans and underlying stock options previously granted pursuant to the Plans and being registered under this Registration Statement, some or all of which Shares may be sold pursuant to this prospectus; and

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•	the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder in connection with grants pursuant the Plans and registered under this Registration Statement.

The information contained in this “Selling Stockholders” section of this prospectus is included pursuant to the requirements of Form S-8 and includes certain persons eligible to resell “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) pursuant to this prospectus whether or not they have a present intent to sell any or all such shares hereunder. As of the date hereof, we have not been informed that any of the Selling Stockholders named below has a present intent to resell any such securities. Furthermore, there is No assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement.

The address of each Selling Stockholder is c/o Cadre Holdings, Inc., 13386 International Pkwy, Jacksonville, FL 32218.

Name of Selling Stockholder	Relationship to the Company	Shares of Comm on Stock Beneficially Owned Before Offering(1)			Number of Shares Being Offered (2)		Shares of Common Stock Beneficially Owned After Offering(1)
		Number(2)		Percent (%) (3)			Number(2)		Percent (%) (3)
Warren B. Kanders	Director, Chairman of the Board, Chief Executive Officer	14,715,719	(4)	42.80%	2,000,000	(5)	14,715,719	(4)	42.80%
Brad Williams	President	0		—	200,000	(6)	0		*
Blaine Browers	Chief Financial Officer	0		—	150,000	(7)	0		*

*	Less than 1%.

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2)	The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made under the Plans irrespective of whether such grants are exercisable, vested or convertible as of December 17, 2021 or will become exercisable, vested or convertible within 60 days after December 17, 2021.

(3)	Applicable percentage of ownership for each selling stockholder is based on 34,383,350 shares of Common Stock outstanding as of December 17, 2021.

(4)	Includes 1,305,650 shares held by Warren B. Kanders Roth IRA, 14,715,719 shares held by Kanders SAF, LLC, and 23,450 shares held by Allison Kanders Roth IRA, all of which shares are beneficially owned by Mr. Kanders. Mr. Kanders is a manager of Maui Holdings, LLC, and Kanders SAF, LLC, an entity in which Mr. Kanders is the sole member, owns approximately 55.13% of the membership units of Maui Holdings, LLC. As such, Mr. Kanders was beneficial owner of all of the shares held by Maui Holdings, LLC prior to the distribution of all of the Company’s shares owned by Maui Holdings, LLC to its members. Following the distribution of all of the Company’s shares owned by Maui Holdings, LLC to its members, Kanders SAF, LLC now owns the Company’s shares directly and not by virtue of its ownership of Maui Holdings, LLC. Mr. Kanders disclaims beneficial ownership of any of the Company’s shares distributed by Maui Holdings, LLC to its members on December 17, 2021, except for those received by Kanders SAF, LLC in said distribution.

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(5)	Consists of 2,000,000 restricted shares of Common Stock (the “Kanders Restricted Stock”), which the Company has agreed to grant to Mr. Kanders simultaneous with the closing of the Company’s initial public offering (the “Commencement Date”), subject to the following vesting and lapse of restrictions: (a) the achievement by the Company of a closing price of at least $40.00 per share of Common Stock for a period of twenty (20) consecutive trading days; (b) any shares not vested based on the foregoing clause (a) prior to the tenth anniversary of the Commencement Date shall be forfeited and be null and void; and (c) the vesting, and/or forfeiture, of the Kanders Restricted Stock, may be accelerated in accordance with the terms of the Employment Agreement between the Company and Mr. Kanders, dated July 9, 2021, as amended.

(6)	Consists of 200,000 restricted shares of Common Stock (the “Williams Restricted Stock”), which the Company has agreed to grant to Mr. Williams on the Commencement Date, subject to the following vesting and lapse of restrictions: (a) the achievement by the Company of a closing price of at least $40.00 per share of Common Stock for a period of twenty (20) consecutive trading days and Mr. Williams having been continuously employed by the Company for a period of five (5) years from and after the Commencement Date; (b) any shares not vested based on the foregoing clause (a) prior to the tenth anniversary of the Commencement Date shall be forfeited and be null and void; and (c) the vesting, and/or forfeiture, of the Williams Restricted Stock, may be accelerated in accordance with the terms of the Employment Agreement between the Company and Mr. Williams, dated July 9, 2021, as amended, but not unless and until the conditions set forth in the foregoing clause (a) are satisfied.

(7)	Consists of 150,000 restricted shares of Common Stock (the “Browers Restricted Stock”), which the Company has agreed to grant to Mr. Browers on the Commencement Date, subject to the following vesting and lapse of restrictions: (a) the achievement by the Company of a closing price of at least $40.00 per share of Common Stock for a period of twenty (20) consecutive trading days and Mr. Browers having been continuously employed by the Company for a period of five (5) years from and after the Commencement Date; (b) any shares not vested based on the foregoing clause (a) prior to the tenth anniversary of the Commencement Date shall be forfeited and be null and void; and (c) the vesting, and/or forfeiture, of the Browers Restricted Stock, may be accelerated in accordance with the terms of the Employment Agreement between the Company and Mr. Browers, dated July 9, 2021, as amended, but not unless and until the conditions set forth in the foregoing clause (a) are satisfied.

We will supplement this prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of shares offered for resale and the position, office or other material relationship which a Selling Stockholder has had within the past three years with us or any of our predecessors or affiliates.

Other Material Relationships with the Selling Stockholders

Transactions with Certain Directors and Executive Officers

In connection with the closing of the Company’s initial public offering (the “IPO”) the Company paid a fee in the amount of $2,250,000 to Kanders & Company, Inc. (“Kanders & Company”) in consideration of the significant support received by the Company from employees of Kanders & Company, including, without limitation: (i) assisting the Company in identifying, screening and contacting investment banks or other potential partners for an initial public offering or similar transaction; (ii) evaluating proposals received from such potential partners; (ii) advising the Company with respect to the form and structure of an initial public offering or other similar transaction; (iv) structuring and negotiating the offering; (v) assisting the Company’s management in preparing offering materials, marketing materials, and other related documents and (vi) assisting the Company’s management in making presentations to our board of directors in connection with its approval of the offering. Mr. Warren B. Kanders, the Company’s Chief Executive Officer, is a member of the board of directors and sole stockholder of Kanders & Company.

In connection with the Company entering into the New Credit Agreement, the Company paid a fee in the amount of $1,000,000 to Kanders & Company, in consideration of the significant support received by the Company from employees of Kanders & Company, including, without limitation: (i) assisting the Company in identifying, screening and contacting potential financing sources; (ii) evaluating proposals received from potential financing sources; (iii) advising the Company with respect to the form and structure of available financing arrangements; (iv) structuring and negotiating the New Credit Agreement; and (v) assisting the Company’s management in making presentations to our board of directors in connection with its approval of the New Credit Agreement.

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In connection with the Company entering into a $225,000,000 term loan and security agreement on November 17, 2020 (the “Term Loan”) the Company paid a fee in the amount of $1,000,000 to Kanders & Company, in consideration of the significant support received by the Company from employees of Kanders & Company, including, without limitation: (i) assisting the Company in identifying, screening and contacting potential financing sources; (ii) evaluating proposals received from potential financing sources; (iii) advising the Company with respect to the form and structure of available financing arrangements; (iv) structuring and negotiating the Term Loan; and (v) assisting the Company’s management in making presentations to our board of directors in connection with its approval of the Term Loan.

On June 20, 2019, in connection with the Company’s completion of the sale of all the issued and outstanding shares of Mustang, the Company paid a fee in the amount of $450,000 to Kanders & Company, in consideration of the significant support received by the Company from the employees of Kanders & Company, including, without limitation: (i) assisting the Company with identifying, screening and contacting prospective purchasers for Mustang; (ii) preparing evaluation materials relating to a potential sale of Mustang; (iii) coordinating the materials and information to be made available to potential purchasers during their due diligence investigations of Mustang; (iv) assisting the Company in evaluating proposals received from potential purchasers of Mustang; (v) structuring and negotiating the terms of the Mustang sale; and (vi) assisting the Company’s management in making presentations to our board of directors in connection with its approval of the Mustang sale.

Mr. Kanders was not involved in the decision by the independent members of our board of directors to engage Kanders & Company to provide any of the services described above. In determining to engage Kanders & Company to provide the services described above, the independent members of our board of directors considered Kanders & Company’s extensive investment, capital raising, acquisition and operating expertise as well as the extensive knowledge and familiarity the employees of Kanders & Company have with respect to the Company and the industry in which it operates. Mr. Kanders was involved in negotiating the fees described above solely on behalf of Kanders & Company and not on behalf of the Company.

Employment Relationships

Effective upon the completion of the Company’s IPO, each of Messrs. Kanders, Williams, and Browers entered into an employment agreement with the Company to account for their respective officerships. Each of Messrs. Kanders, Williams, and Browers have provided and continue to provide, services to the Company commensurate with his role.

Safariland Group Long-Term Incentive Plan

On March 15, 2021, the Company adopted the Safariland Group Long-Term Incentive Plan (the “LTIP”). The Company believes the LTIP will retain and motivate certain key employees of the Company and its subsidiaries and affiliates by enabling designated individuals to participate in the long-term growth and financial success of the Company. The LTIP will be administered by the board of directors in its sole discretion, who will have full power and authority to administer and interpret the LTIP and to establish rules for its administration. Eligibility for participation in the LTIP will be limited to the employees selected by the board of directors who are employees of the Company in good standing and current with respect to all compliance and employment matters.

Awards

Each participant will be granted a cash bonus opportunity (a “LTIP Award”), in an amount set forth in an award agreement, and each LTIP Award granted under the LTIP will be eligible to vest in three equal installments over a period of three consecutive one year periods. The award will vest subject to the achievement of performance metrics, which will be established by the board of directors in its sole discretion, who shall determine to what extent the performance metrics have been achieved. The portion of the LTIP Award that has become vested will be paid in a lump sum within 30 days following a determination by the board of directors that performance metrics have been achieved. The LTIP Award will be paid in the form of cash, provided, however, that in the event that any portion of a LTIP Award vests following the date on which the securities of the Company are readily tradable on an established national securities market, the Company may, in its sole discretion, elect to pay the vested portion of a LTIP Award (or any portion thereof) in the form of such marketable securities having a value equal to the value of such vested portion, rounded down to the nearest whole share.

Termination or Change in Control

In the event of a change of control or a participant’s death, any unvested portion of a LTIP Award will become fully vested and any amount payable will be paid within two and a half months following such occurrence. In the event that a participant’s employment is terminated, or the participant violated its obligations under any restrictive agreement, the participant will forfeit any portion of the LTIP Award that is unvested and unpaid.

Tax Effects

The Company will withhold from any amount paid under the LTIP any taxes required by law to be withheld with respect to such payment, including, to the extent permitted, in the event a LTIP Award is paid in marketable securities, by withholding a number of securities necessary to satisfy any such withholding obligations. The LTIP and all LTIP Awards under the Plan include provisions are intended to comply with the requirements of Section 409A of the Code.

Safariland Group 2021 Phantom Restricted Share Plan

On March 15, 2021, the Company adopted the Safariland Group 2021 Phantom Restricted Share Plan (the “Phantom Plan”) for the purposes of promoting the growth and interests of the Company by attracting and retaining employees, consultants and advisors with the training, experience and ability to enable them to make a significant contribution to the success of the business of the Company. The board of directors will select participants from among those employees, consultants, and advisors to, the Company or its affiliates who, in in its opinion, are in a position to make a significant contribution to the success of the Company.

Phantom Awards

The Phantom Plan provides for the grant of the cash-based award of Phantom Shares (defined below) (“Phantom Awards”) to participants as a nontransferable notional share granted to an employee or other service provider in respect of services to the Company or its affiliates (a “Phantom Share”). A maximum of 1,433,500 Phantom Shares may be issued in respect of Phantom Awards under the Phantom Plan. The board of directors, in its sole discretion, will determine the terms of all Phantom Awards, including the time or times at which an Award will vest. Except as otherwise provided, one-third (1/3) of the Phantom Shares subject to the Award shall vest on each of the first three (3) anniversaries of the grant date.

Termination

In the event of a participant’s death, the Phantom Shares shall become fully vested and will remain outstanding and eligible to participate in a Qualifying Exit Event (as defined below). If a participant’s employment is terminated by the Company for cause, or for violation of a restrictive agreement, the participant will forfeit all Phantom Shares whether vested or unvested. If a participant’s employment is terminated for reasons other than for cause, or voluntarily by the participant, all unvested Phantom Shares will be forfeited and vested Phantom Shares will remain eligible to participate in a Qualifying Exit Event.

Timing of Payment

No amount shall be payable with respect to Phantom Shares prior to a change of control or initial public offering where the aggregate net proceeds of such event, as determined by the board of directors, equals or exceeds $250,000,000 (a “Qualifying Exit Event”). Such threshold shall be automatically increased from time to time to reflect the aggregate amount of any additional capital invested in the Company. In the event that such amounts become payable with respect to a Qualifying Exit Event, the sums shall be paid not later than March 15 following the year in which the Qualifying Exit Event occurs. In connection with a Qualifying Exit Event, each Phantom Share that is vested and outstanding as of the consummation of the Qualifying Exit Event shall be automatically cancelled in exchange for the right to receive a payment equal to the Phantom Payment Amount (as defined in the Phantom Plan). All unvested Phantom Shares shall be cancelled for no consideration upon the consummation of a Qualifying Exit Event.

Tax Effects

The Company will withhold from any amount paid under the Phantom Plan any taxes required by law to be withheld with respect to such payment. Phantom Awards under the Phantom Plan include provisions intended to comply with Section 409A of the Code. Granted Phantom Awards may be modified at any time, at the Board of Director’s discretion, to the extent necessary to maintain such compliance.

Covered Transactions

In the event of a transaction in which the Company is not the surviving entity or which results in the acquisition of all or substantially of the equity interests or assets of the Company, dissolution or liquidation or any other change of control transaction, the board of directors may provide for the assumption of some or all Phantom Awards or the grant of new awards by the acquiror or survivor. Each unvested Award that is not assumed will terminate automatically. The board of directors shall have the discretion to require that any amounts that would have been paid if such Phantom Shares had been vested at the time of such transaction be made payable in the future. If there shall occur any change in capitalization that affects the Phantom Shares, the board of directors may, in its discretion, cause an adjustment to be made to the number of Phantom Shares granted in order to prevent dilution or enlargement of the participant’s rights.

Amended and Restated Phantom Plan

On August 2, 2021, the Phantom Plan was amended and restated with certain technical corrections, including adjusting the Phantom Shares available thereunder to give effect to the stock split previously described.

2021 Stock Incentive Plan

Our board of directors have adopted, and our stockholders have approved, our 2021 Incentive Plan. Our 2021 Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary companies’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), performance units, and performance shares to our employees, directors, and consultants and our parent and subsidiary companies’ employees and consultants.

Authorized Shares

A total of 5,750,000 shares of our Common Stock are reserved for issuance pursuant to our 2021 Incentive Plan. The number of shares of Common Stock available for issuance under the 2021 Incentive Plan also include an automatic annual increase on the first trading day of January of each fiscal year, beginning with January in year 2022 and continuing through January in year 2031, by a number of shares equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in the immediately preceding December. Shares of Common Stock that have been (a) reserved for issuance under stock options which have expired or otherwise terminated without issuance of the underlying shares, (b) reserved for issuance or issued under an award granted under the 2021 Incentive Plan but are forfeited or are repurchased by the Company at the original issue price, or (c) reserved for issuance or issued under an award that otherwise terminates without shares being issued, shall be available for issuance. In the event of the exercise of SARs, whether or not granted in tandem with stock options, only the number of shares of Common Stock actually issued in payment of such SARs shall be charged against the number of shares of Common Stock available for the grant of awards under the 2021 Incentive Plan, and any shares of Common Stock subject to tandem stock options, or portions thereof, which have been surrendered in connection with any such exercise of SARs shall not be charged against the number of shares of Common Stock available for the grant of awards under the 2021 Incentive Plan. Notwithstanding anything to the contrary contained herein, shares of Common Stock that are subject to an award under the 2021 Incentive Plan shall not again be made available for issuance or delivery under the 2021 Incentive Plan if such shares are (a) tendered in payment of a stock option, or (b) delivered or withheld by the Company to satisfy any tax withholding obligation.

Plan Administration

The compensation committee of our board of directors will administer our 2021 Incentive Plan. Any power, authority or discretion granted to the compensation committee may also be taken by the Board. In addition, if we determine it is desirable to qualify transactions under our 2021 Incentive Plan as exempt under Rule 16b-3 under the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2021 Incentive Plan, the compensation committee of our board of directors will have the power to administer our 2021 Incentive Plan and make all determinations deemed necessary or advisable for administering the 2021 Incentive Plan, including, but not limited to, the power to determine the fair market value of our Common Stock, select the persons to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2021 Incentive Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2021 Incentive Plan and awards granted under it, prescribe, amend, and rescind rules, regulations, and sub-plans relating to our 2021 Incentive Plan, and modify or amend each award, including, but not limited to, the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The compensation committee’s decisions, interpretations, and other actions are final and binding on all participants.

Stock Options

Stock options may be granted under our 2021 Incentive Plan. The exercise price of options granted under our 2021 Incentive Plan will be determined by the compensation committee and may be greater, less than, or equal to the fair market value of our Common Stock on the date of grant; provided that: (i) the exercise price of an incentive stock options will be not less than 100% of the fair market value of our Common Stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The compensation committee of our board of directors will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the compensation committee of our board of directors, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months (or such shorter or longer time period not exceeding five (5) years as may be determined by the compensation committee). In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of our 2021 Incentive Plan, the compensation committee of our board of directors determines the other terms of options.

Stock Appreciation Rights

SARs may be granted under our 2021 Incentive Plan. SARs allow the recipient to receive the appreciation in the fair market value of our Common Stock occurring between the exercise date and the date of grant. SARs may not have a term exceeding ten years. After the termination of service of an employee, director, or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her SARs agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the SARs will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the SARs will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2021 Incentive Plan, the compensation committee of our board of directors determines the other terms of SARs, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be equal to the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under our 2021 Incentive Plan. Restricted stock awards are grants of shares of our Common Stock that vest in accordance with terms and conditions established by the compensation committee. The compensation committee will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of our 2021 Incentive Plan, will determine the terms and conditions of such awards. The compensation committee may impose whatever conditions to vesting it determines to be appropriate (for example, the compensation committee of our board of directors may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the compensation committee of our board of directors, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the compensation committee of our board of directors provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under our 2021 Incentive Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock. Subject to the provisions of our 2021 Incentive Plan, the compensation committee determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The compensation committee may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the compensation committee in its discretion. The compensation committee, in its sole discretion, may pay earned RSUs in the form of cash, in shares of our Common Stock, or in some combination thereof. Notwithstanding the foregoing, the compensation committee, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied. Participants will have no voting rights with respect to RSUs until the date shares are issued with respect to such RSUs. The compensation committee may provide that a participant is entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the applicable RSUs are settled or forfeited in accordance with our 2021 Incentive Plan.

Performance Units and Performance Shares

Performance units and performance shares may be granted under our 2021 Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the compensation committee are achieved or the awards otherwise vest. The compensation committee will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The compensation committee may set performance objectives based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the compensation committee in its discretion. After the grant of a performance unit or performance share, the compensation committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the compensation committee on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our Common Stock on the grant date. The compensation committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof. Participants will have no voting rights with respect to performance units and/or performance shares until the date shares are issued with respect to such performance units and/or performance shares. The compensation committee may provide that a participant is entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the applicable performance shares are settled or forfeited in accordance with our 2021 Incentive Plan.

Non-Transferability of Awards

Unless the compensation committee of our board of directors provides otherwise, our 2021 Incentive Plan generally will not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the compensation committee of our board of directors makes an award transferrable, such award will contain such additional terms and conditions as the compensation committee of our board of directors deems appropriate.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2021 Incentive Plan, the compensation committee will adjust the number and class of shares that may be delivered under our 2021 Incentive Plan and/or the number, class, and price of shares covered by each outstanding award and the numerical share limits set forth in our 2021 Incentive Plan.

Corporation Transactions

Our 2021 Incentive Plan will provide that in the event of our merger with or into another corporation or entity or a change-of-control (as defined in our 2021 Incentive Plan), each outstanding award will be treated as the compensation committee determines, including, without limitation, (i) substituting equivalent awards or providing substantially similar consideration to participants as was provided to the Company’s stockholders (after taking into account the existing provisions of the awards), or (ii) issuing, in place of outstanding shares of Common Stock of the Company held by the participants, substantially similar shares or substantially similar other securities or substantially similar other property subject to repurchase restrictions no less favorable to the participant. In addition, the compensation committee may, in its sole discretion, provide that the vesting of any or all awards granted pursuant to the 2021 Incentive Plan will accelerate immediately prior to the consummation of a change-of-control event. If the compensation committee exercises such discretion with respect to stock options, such stock options will become exercisable in full prior to the consummation of such change-of-control event at such time and on such conditions as the compensation committee determines, and if such stock options are not exercised prior to the consummation of such event, they shall terminate at such time as determined by the compensation committee.

Clawback

Awards will be subject to any clawback policy of ours, and the compensation committee also may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. Our board of directors may require a participant to forfeit, return, or reimburse us for all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The compensation committee will have the authority to amend, suspend, or terminate our 2021 Incentive Plan provided such action does not impair the existing rights of any participant. Our 2021 Incentive Plan will continue in effect until terminated by the compensation committee, but (i) no incentive stock options may be granted after ten years from the date our 2021 Incentive Plan was adopted by our board of directors and (ii) the annual increase to the number of shares available for issuance under our 2021 Incentive Plan will operate only until the tenth anniversary of the date our 2021 Incentive Plan was adopted by our board of directors.

401(k) Plan

We maintain a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees.

Indemnification Agreements

We have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Employee Confidentiality, Non-competition, Non-solicitation and Assignment Agreements

In order to limit the disclosure and use of our proprietary information as well as to prevent the misappropriation of our proprietary information, each of our officers, directors and/or employees that receive an award under our Phantom Plan is required to execute and deliver a restrictive covenant agreement that that contains non-competition, non-solicitation, non-hire, non-disparagement, confidentiality or assignment of intellectual property covenants.

DESCRIPTION OF CAPITAL STOCK

The following description of our Common Stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended (the “Bylaws”). Copies of our Certificate of Incorporation and Bylaws are incorporated by reference and will be sent to stockholders upon request. See “Where Can You Find More Information.”

Authorized and Outstanding Stock

We have authorized 200,000,000 shares of our capital stock, par value $0.0001 per share, of which 190,000,000 shares are Common Stock, par value $0.0001 per share, and 10,000,000 shares are preferred stock, par value $0.0001 per share. As of December 17, 2021 there were 34,383,350 shares of our Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

We are authorized to issue one class of Common Stock. Holders of our common stock are entitled to one vote for each share of Common Stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described under “Anti-takeover Effects of Delaware Law, Provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws” below, a majority vote of the holders of common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Blank-Check Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series.

We believe that the availability of our preferred stock, in each case issuable in series, and additional shares of common stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs which might arise. The authorized shares of our preferred stock, as well as authorized but unissued shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the NYSE on which any series of our stock may then be listed, or except as may be provided in the terms of any preferred stock created by resolution of our board.

These provisions give our board the power to approve the issuance of a series of preferred stock, or additional shares of common stock, that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares of preferred stock might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations or, alternatively, might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

See also “Anti-takeover Effects of Delaware Law, Provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws” below.

Our board of directors will make any determination to issue such shares based on its judgment as to our Company’s best interests and the best interests of our stockholders. As of the date of this prospectus there are no shares of preferred stock outstanding and we have no current plans to issue any shares of preferred stock.

Anti-takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.

Written Consent of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.

Meetings of Stockholders

Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements

Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Amendment to Bylaws and Certificate of Incorporation

Certain amendments to our amended and restated certificate of incorporation relating to board structure, director liability, indemnification, stockholder actions by written consent, stockholders’ ability to call special meetings and amendments to our amended and restated bylaws require the approval of the holders of at least 66 2/3% of our then outstanding capital stock. Our amended and restated bylaws provide that the approval of stockholders holding at least 66 2/3% of our then outstanding capital stock is required for stockholders to amend or adopt any provision of our bylaws.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Exclusive Jurisdiction of Certain Actions

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (c) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the Delaware General Corporation Law, (d) any action to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (e) any other action asserting a claim that is governed by the internal affairs doctrine or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law, shall be the Court of Chancery of the State of Delaware (or other state courts of the State of Delaware if the Court of Chancery in the State of Delaware does not have jurisdiction or the federal district court for the District of Delaware if no state court in the State of Delaware has jurisdiction). Our amended and restated bylaws provide that this choice of forum does not apply to any complaint asserting a cause of action under the Securities Act or the Exchange Act. Finally, our amended and restated bylaws provide that the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action

Dividends

Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

We intend to pay a quarterly cash dividend equal to $0.08 per share, or $0.32 per share on an annualized basis, commencing December 7, 2021. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, after the expiration of any applicable lock-up agreements and from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded, in private transactions or through a combination of such methods. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	market transactions in accordance with the rules of NYSE or any other available markets or exchanges;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales entered into after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	distributions to the partners and/or members of the Selling Stockholders;

•	redemptions or repurchases of interests owned by partners and/or members of the Selling Stockholders;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent permitted, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our Common Stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock offered by them will be the purchase price of our Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profits they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, our Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the Commission’s Public Reference Room.

Our Common Stock is traded on NYSE under the symbol “CDRE.” Certain materials filed by us may be inspected at The New York Stock Exchange at 11 Wall St, New York, NY 10005.

This prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our Common Stock, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission (the “Commission”) by us. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the Commission; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the Commission. These documents contain important information about us and our financial condition.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Commission on December 2, 2022;

•	Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 1, 2021 (File No. 333-257849);

•	The Company’s Prospectus filed with the Commission on November 3, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-257849); and

•	The description of the Company’s Common Stock contained in a registration statement on Form 8-A filed with the Commission on October 29, 2021 (File No. 001-40698) under the Exchange Act, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Cadre Holdings, Inc.

13386 International Pkwy

Jacksonville, Florida 32218

(904) 741-5400

EXPERTS

The consolidated financial statements of the Cadre Holdings, Inc., as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Robert L. Lawrence, Esq., a member of Kane Kessler, P.C., owns 81,167 shares of the Company’s Common Stock.

REOFFER PROSPECTUS

CADRE HOLDINGS, INC.

11,333,500 Shares of Common Stock,

par value $0.0001 per share

December 21, 2021

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Cadre Holdings, Inc., a Delaware corporation (the “Registrant”), are incorporated by reference into the Registration Statement:

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Commission on December 2, 2022;

•	Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on November 1, 2021 (File No. 333-257849);

•	The Registrant’s Prospectus filed with the Commission on November 3, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-257849); and

•	The description of the Registrant’s Common Stock contained in a registration statement on Form 8-A filed with the Commission on October 29, 2021 (File No. 001-40698) under the Exchange Act, including any amendment or report for the purpose of updating such description.

All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our certificate of incorporation provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Our certificate of incorporation further provides that any repeal or modification of such article by our stockholders or amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our bylaws provide that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article VIII of the bylaws further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

In addition, the bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation or bylaws, agreement, vote of stockholders or otherwise. Furthermore, Article VIII of the bylaws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of Article VIII of the bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements will provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the certificate of incorporation and bylaws. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated and Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2021).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on July 12, 2021).

4.3	Safariland Group Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).

4.4	2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).
4.5	Safariland Group 2021 Phantom Restricted Share Plan (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).
4.6	Safariland Group 2021 Amended and Restated Phantom Restricted Share Plan (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).

4.7	Form of Award Agreement under the Safariland Group Long-Term Incentive Plan (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1 filed on August 3, 2021).
4.8	Form of Option Agreement under the Company’s 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).

4.9	Form of Stock Award Agreement under the Company’s 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).
4.10	Form of Award Agreement under the Safariland Group 2021 Phantom Restricted Share Plan (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).

4.11

Employment Agreement between Cadre Holdings, Inc. and Warren B. Kanders, dated as of July 9, 2021 (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).

4.12

Employment Agreement between Cadre Holdings, Inc. and Brad Williams, dated as of July 9, 2021 (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).

4.13

Employment Agreement between Cadre Holdings, Inc. and Blaine Browers, dated as of July  9, 2021 (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed on July 12, 2021).

4.14	First Amendment to Employment Agreement between Cadre Holdings, Inc. and Warren B. Kanders, dated September 1, 2021 (incorporated by reference to Exhibit 10.25 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on September 13, 2021).

4.15

First Amendment to Employment Agreement between Cadre Holdings, Inc. and Brad Williams, dated September 1, 2021 (incorporated by reference to Exhibit 10.26 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on September 13, 2021).

4.16

First Amendment to Employment Agreement between Cadre Holdings, Inc. and Blaine Browers, dated September 1, 2021 (incorporated by reference to Exhibit 10.27 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on September 13, 2021).

5.1	Opinion of Kane Kessler, P.C. (1)

23.1	Consent of KPMG LLP. (1)

23.2	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page of the Registration Statement hereto). (1)

(1)	Filed herewith.

Item 9. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent No more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 21, 2021.

CADRE HOLDINGS, INC.

By:	/s/ Warren B. Kanders
Name: Warren B. Kanders
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Warren B. Kanders and Blaine Browers, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Warren B. Kanders	Chief Executive Officer, Director and Chairman of the Board	December 21, 2021
Warren B. Kanders	(Principal Executive Officer)

/s/ Blaine Browers	Chief Financial Officer	December 21, 2021
Blaine Browers	(Principal Financial Officer and Principal Accounting Officer)

/s/ Hamish Norton	Director	December 21, 2021
Hamish Norton

/s/ Nicholas Sokolow	Director	December 21, 2021
Nicholas Sokolow

/s/ William Quigley	Director	December 21, 2021
William Quigley